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                                                                    Exhibit 99.1
                                    FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                  SEITEL, INC.

     Seitel, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name under which the Corporation was originally incorporated is Seismic Enterprises Incorporated.

     2. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on May 7, 1982, and thereafter was amended on April 25, 1984, August 4, 1987, January 18, 1989, July 13, 1989, August 3, 1993, November
21, 1997 and November 20, 2002.

     3. This Restated Certificate of Incorporation, which restates and further amends the Certificate of Incorporation as heretofore amended, is made and filed pursuant to the order of the United States Bankruptcy Court for the District of Delaware in the case styled: In re: Seitel, Inc. et al. No. 03-12227 (PJW) and the Debtors' Second Amended Joint Plan of Reorganization confirmed therein (the "Plan of Reorganization") in connection with the reorganization of the Corporation under title 11 of the Bankruptcy Code and in accordance with Sections 101 and 303 of the General Corporation Law of the State of Delaware (the "DGCL").

     4. This Restated Certificate of Incorporation shall become effective at 5:00 p.m., Eastern time, on _____ __, 2004 (the "Effective Date").

     The Corporation's Certificate of Incorporation, as heretofore amended, shall be restated and further amended, so as to read in its entirety as follows:

     ARTICLE 1.  NAME

     The name of the Corporation is Seitel, Inc. (the "Corporation").

     ARTICLE 2.  REGISTERED OFFICE AND AGENT

     The address of the Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

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     ARTICLE 3.  PURPOSES AND POWERS

     The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") and to possess and exercise all of the powers and privileges granted by such law.

     ARTICLE 4.  CAPITAL STOCK

     The total number of shares of capital stock that the Corporation is authorized to issue is ______________ shares of common stock, $.01 par value per share ("Common Stock"), and [5,000,000] shares of preferred stock, $.01 par value per share ("Preferred Stock"). The holders of Common Stock shall be entitled to one vote for each share on all matters required or permitted to be voted on by stockholders of the Corporation under the DGCL.

     The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more classes or series of Preferred Stock; the shares of each class or series to have such designations, powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed.

     Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time, in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance, conversion and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

          (a) whether or not the class or series is to have voting rights, special or conditional, full or limited, or is to be without voting rights subject to the applicability of Article 10 of this Certificate of Incorporation;

          (b) the number of shares to constitute the class or series and the designations thereof;

          (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

          (d) whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

          (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

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          (f)  the dividend rate, whether dividends are payable in cash, stock or other property of the Corporation, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable, on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

          (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

          (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

          (i) such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class, or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     ARTICLE 5.  BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

     (1) The number of directors comprising the entire Board of Directors shall be fixed at seven (7) in number; provided, however, that the By-Laws of the Corporation may provide for a greater or lesser number of directors; provided, further, that any reduction in the number of directors within any class of directors provided for in sub-paragraph (2) of this Article 5 shall not shorten the term of an incumbent director in that class.

     (2) The Board of Directors shall be divided into three classes (designated as Class I, Class II and Class III), with Class I and Class II comprised of three members each, and Class III comprised of one member. In the event that the number of directors comprising the entire Board of Directors is changed from seven (7) to a greater or lesser number, the number of directors assigned to each class shall, as nearly as possible, be equal. The initial term of Class I directors shall expire at the annual meeting of stockholders in 2007, that of Class II directors shall expire at the annual meeting in 2006, and that of the Class III director shall expire at the annual meeting

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in 2005, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.

     (3) Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be elected and qualified. Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The directors of the Corporation shall not be required to be elected by written ballots.

     (4) Any vacancy on the Board of Directors that results from an increase in the number of directors, from the prior death, resignation, retirement, disqualification or removal from office of a director or otherwise shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders of the Corporation if the Board of Directors has not filled the vacancy. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as that of his or her predecessor.

     (5) In accordance with the provisions of Section 141(k) of the DGCL, so long as the Board of Directors remains divided into classes as provided in Section (2) of this Article 5, shareholders may effect the removal of any director or the entire Board of Directors only for cause.

     ARTICLE 6.  CUMULATIVE VOTING.

     (a) At all elections of directors of the Corporation which may take place following the Effective Date of this Amended and Restated Certificate of Incorporation, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder's shares of stock, multiplied by the number of directors to be elected by such holder and that such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

     (b) Except as specifically provided for in paragraph (a) of this Article 6, each stockholder shall be entitled to one non-cumulative vote for each share of capital stock held by such stockholder with respect to all matters on which stockholders are required or permitted to vote.

     ARTICLE 7.  BY-LAWS OF THE CORPORATION.

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise; provided, however, that no By-Law adopted by stockholders of the Corporation may be altered, amended or repealed by the Board of Directors.

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     ARTICLE 8.  MEETINGS OF STOCKHOLDERS; BOOKS AND RECORDS

     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     ARTICLE 9.  LIMITATION OF LIABILITY; INDEMNIFICATION

     The directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL as from time to time in effect and any other provisions of Delaware law. If the DGCL or any other provision of Delaware law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors of the Corporation will be eliminated or limited to the fullest extent permitted by the amended law.

     A director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors. The modification or repeal of this paragraph of Article 9 shall not adversely affect the restriction hereunder of a director's personal liability for any act or omission occurring prior to such modification or repeal.

     The Corporation shall indemnify each director and officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws. The modification or repeal of this paragraph of Article 9 shall not adversely affect the right of indemnification of any director or officer hereunder with respect to any act or omission occurring prior to such modification or repeal.

     ARTICLE 10. NON-VOTING CAPITAL STOCK.

     The Corporation shall not be authorized to issue non-voting capital stock to the extent prohibited by Section 1123(a)(6) of Title 11 of the United States Code (the "Bankruptcy Code"); provided, however that this Article 10 will have no further force and effect beyond that required by Section 1123 of the Bankruptcy Code.

     ARTICLE 11. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS.

     In accordance with the provisions of Section 203(b)(3), the Corporation elects that it shall not be governed by the provisions of Section 203 of the DGCL.

     ARTICLE 12. CORPORATE GOVERNANCE.

     So long as the Corporation has any class of its equity (regardless of class) or debt securities (as that term is defined in Section 2(a)(1) of the Securities Act of 1933, as amended) registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Corporation

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shall comply with the corporate governance requirements for the listing and continued listing, as the case may be, of the Nasdaq Stock Market, Inc. or any national securities exchange on which any of its securities are listed for trading, and if not listed for trading, the listing and continued listing requirements of the Nasdaq Stock Market, Inc., without regard to any alternative to or exemption from the otherwise applicable listing requirements by reason of any "controlled company" exemptive provisions, as that term is defined in the relevant listing requirements of the Nasdaq Stock Market, Inc. or similar listing rules of any national securities exchange, or any similar exemptive provisions.

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     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of
Incorporation to be executed by _________, its Chief Executive Officer, and by ____________, its Secretary, this the ____ day of _____, 2004.

                                        SEITEL, INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: Chief Executive Officer

ATTEST:


By:
    ----------------------------------
    Name:
    Title: Secretary

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